QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated May 28, 2003 accompanying the consolidated financial statements of MATCOM International Corporation for the year ended March 31, 2003, included in the Form 8K/A (No. 000-50080), which is incorporated by reference in this Amendment No. 1 to Form S-3 and related prospectus supplement. We consent to the incorporation by reference in the Amendment No. 1 to Form S-3 and related prospectus supplement of the aforementioned report and to the use of our name as it appears under the caption Experts.

/s/ Grant Thornton LLP

Vienna, Virginia
April 30, 2004

QuickLinks

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS